EXECUTION VERSION
SEVENTH AMENDMENT TO CREDIT AGREEMENT
This SEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), is entered into as of November 4, 2022, by and among LIBERTY OILFIELD SERVICES LLC, a Texas limited liability company (the “Borrower”), LIBERTY ENERGY INC., a Delaware corporation (“Ultimate Parent”), LIBERTY OILFIELD SERVICES NEW HOLDCO LLC, a Delaware limited liability company (“Liberty Holdings”), R/C IV NON-U.S. LOS CORP, a Delaware corporation (“R/C Holdings”), LOS CIBOLO RE INVESTMENTS, LLC, a Texas limited liability company (“LOS Cibolo”), LOS ODESSA RE INVESTMENTS, LLC, a Texas limited liability company (“LOS Odessa”), ST9 GAS AND OIL LLC, a Texas limited liability company (“ST9”), FREEDOM PROPPANT LLC, a Delaware limited liability company (“Freedom”), LOS KERMIT LLC, a Delaware limited liability company (“LOS Kermit”), LOS LEASING COMPANY LLC, a Texas limited liability company (“LOS Leasing”), and PROPPANT EXPRESS SOLUTIONS, LLC, a Delaware limited liability company (“Proppant Express”, together with Ultimate Parent, Liberty Holdings, the Borrower, R/C Holdings, LOS Cibolo, LOS Odessa, ST9, Freedom, LOS Kermit and LOS Leasing, collectively, the “Loan Parties” and each, individually, a “Loan Party”), the undersigned Lenders (as defined below), and U.S. BANK NATIONAL ASSOCIATION, as administrative agent (in such capacity, together with its successors and assigns in such capacity, “Agent”).
W I T N E S S E T H:
WHEREAS, pursuant to that certain Credit Agreement, dated as of September 19, 2017 (as amended by that certain Amendment and Joinder to Credit Agreement, dated as of January 17, 2018, by that certain Second Amendment and Joinder to Credit Agreement, dated as of March 21, 2018, by that certain Third Amendment to Credit Agreement, dated as of August 12, 2020, by that certain Waiver, Consent and Fourth Amendment to Credit Agreement and First Amendment to Guaranty and Security Agreement, dated as of December 29, 2020, by that certain Fifth Amendment to Credit Agreement, Second Amendment to Guaranty and Security Agreement and Termination of Right of First Offer Letter, dated as of October 22, 2021, by that certain Sixth Amendment to Credit Agreement, dated as of August 12, 2022, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; initially capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement), by and among the lenders identified on the signature pages thereto (each of such lenders, together with its successor and permitted assigns, a “Lender”), Agent, the Borrower, Ultimate Parent, Liberty Holdings, R/C Holdings and the other Loan Parties from time to time party thereto, the Lender Group has agreed to make Loans thereunder; and
WHEREAS, the Loan Parties have requested that the Required Lenders amend the Credit Agreement, and the Required Lenders are willing to do so, subject to the terms and conditions specified herein.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agrees as follow:
1.    Amendments to Credit Agreement. In reliance on the representations and warranties of the Loan Parties set forth in Section 3 below, and subject to the satisfaction of the conditions to effectiveness set forth in Section 2 below, the Credit Agreement shall be amended as follows:

(a)    Section 6.7(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(e)    “Loan Parties may make other Restricted Payments in an aggregate amount not to exceed the portion, if any, of the Cumulative Credit that the Loan Parties elect to use to make a Restricted Payment, such election to be specified in a written notice of an Authorized Person of the Administrative Borrower calculating in reasonable detail the amount of the Cumulative Credit immediately prior to such election and the amount thereof to be so applied (which written notice, in the case of Restricted Payments made in connection with the 2022 Stock Buyback Program, shall be provided on a monthly basis as part of the 2022 Stock Buyback Program Monthly Report); provided, that each of the following conditions is satisfied: (i) no Event of Default has occurred or is continuing of would result therefrom, and (ii) after giving pro forma effect to such payment, (x) the Fixed Charge Coverage Ratio shall be at least 1.20 to 1.00, and (y) the Total Net Leverage Ratio shall be no greater than 3.00:1.00 and (z) Liquidity shall not be less than $150,000,000; provided, further, that, (A) after the Sixth Amendment Effective Date, the foregoing condition in clause (ii)(x) shall not apply to the first $100,000,000 in Restricted Payments made in connection with the 2022 Stock Buyback Program, (B) after the Seventh Amendment Effective Date, solely on the date such payment is made where the Fixed Charge Coverage Ratio is less than 1.20 to 1.00, the foregoing condition in clause (ii)(x) shall not apply to Restricted Payments resulting from a declared or paid dividend, provided that Restricted Payments made pursuant to this clause (B) shall be consolidated with the Restricted Payments made in connection with the 2022 Stock Buyback Program and capped in the aggregate at $100,000,000, (C) for the avoidance of doubt, for the purposes of calculating “Liquidity” in connection with the forgoing clause (ii)(z), “cash and Cash Equivalents” shall be deemed to include Canadian Dollars solely to the extent subject to a Control Agreement and (D) notwithstanding anything to the contrary contained herein, no proceeds received from the Disposition of any property or assets acquired pursuant to the Schlumberger Acquisition shall be used to make any such Restricted Payment,”
2.    Conditions to Effectiveness.
(a)    The Amendment, shall become effective and be deemed effective as of the date when, and only when, all of the following conditions have been satisfied (such date, the “Seventh Amendment Effective Date”):
(i)    the Lenders shall have received a copy of this Agreement, duly authorized, executed and delivered by the Loan Parties and the Required Lenders;
(ii)    the representations and warranties of the Loan Parties contained in this Agreement, the Credit Agreement and the other Loan Documents shall be true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Seventh Amendment Effective Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date); and
(iii)    no Default or Event of Default shall have occurred and be continuing.

3.    Representations and Warranties of the Loan Parties. Each Loan Party hereby represents and warrants as of the Seventh Amendment Effective Date, to the extent applicable, to Agent and the Lenders as follows:
(a)    it (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Agreement and to carry out the transactions contemplated by this Agreement and each of the other Loan Documents to which it is a party (including, without limitation, after giving effect to the Amendments, the Credit Agreement);
(b)    the execution and delivery of this Agreement, and the performance by it of this Agreement and each other Loan Document to which it is a party (including, without limitation, after giving effect to the Amendments, the Credit Agreement), (i) have been duly authorized by all necessary action on the part of such Loan Party and (ii) do not and will not (A) violate any material provision of federal, state, or local law or regulation applicable to such Loan Party or its Subsidiaries, the Governing Documents of such Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on such Loan Party or its Subsidiaries, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of such Loan Party or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (C) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of such Loan Party or its Subsidiaries, other than Permitted Liens, (D) require any approval of such Loan Party’s interest holders or any approval or consent of any Person under any material agreement of such Loan Party or its Subsidiaries, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect, or (E) require any registration with, consent, or approval of, or notice to or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect;
(c)    this Agreement and each other Loan Document to which such Loan Party is a party (including, without limitation, after giving effect to the Amendments, the Credit Agreement) is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally;
(d)    the representations and warranties contained in this Agreement, the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of Seventh Amendment Effective Date (after giving effect to the Amendments) (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date); and
(e)    no Default or Event of Default has occurred and is continuing.

4.    Further Assurances. At any time upon the reasonable request of Agent or the Required Lenders, each Loan Party shall promptly execute and deliver to Agent or the Required Lenders such Additional Documents as Agent or the Required Lenders shall reasonably request pursuant to the Credit Agreement or any other Loan Document, in each case in form and substance reasonably satisfactory to Agent or the Required Lenders, as applicable.
5.    Choice of Law and Venue; Jury Trial Waiver; Judicial Reference.
(a)    THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(b)    THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.
6.    Binding Effect. This Agreement shall be binding upon the Loan Parties and shall inure to the benefit of Agent and the Lenders, together with their respective successors and permitted assigns.
7.    Effect on Loan Documents.
(a)    The terms and provisions set forth in this Agreement shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or amendment of any other term or condition of the Credit Agreement. Except as expressly modified and superseded by this Agreement, the terms and provisions of the Credit Agreement and each of the other Loan Documents are ratified and confirmed and shall continue in full force and effect.
(b)    Each reference in the Credit Agreement or any other Loan Document to this “Agreement”, “hereunder”, “herein”, “hereof”, “thereunder”, “therein”, “thereof”, or words of like import referring to the Credit Agreement or any other Loan Document shall mean and refer to such agreement as modified by this Agreement.
8.    Reaffirmation. Each of the Loan Parties as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party and (b) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Obligations, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations. The execution of this Agreement shall not operate as a waiver of any right, power or remedy of the Lenders or Agent, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.
9.    Release.

(a)    In consideration of the agreements of Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors and assigns, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and the Lenders, and their successors and assigns, and their present and former, direct and indirect, owners, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Loan Party or any of their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever in relation to, or in any way in connection with, the Credit Agreement or any of the other Loan Documents or transactions thereunder or related thereto which arises at any time on or prior to the day and date of this Agreement.
(b)    Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(c)    Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
10.    Fees and Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses (including, but not limited to, the Seventh Amendment Fee) of Agent and the Lenders (including reasonable attorneys’ fees) incurred in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Agreement, the Credit Agreement as amended hereby or any other Loan Document.
11.    Miscellaneous
(a)    This Agreement is a Loan Document. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic image scan transmission (e.g., “PDF” or “tif” via email) shall be equally effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic image scan transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce

Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require Agent or any Lender to accept Electronic Signatures in any form or format without its prior written consent.
(b)    Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
(c)    Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.
(d)    Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any member of the Lender Group or any Loan Party, whether under any rule of construction or otherwise. This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
(e)    The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.
(f)    This Agreement shall be subject to the rules of construction set forth in Section 1.4 of the Credit Agreement, and such rules of construction are incorporated herein by this reference, mutatis mutandis.
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IN WITNESS WHEREOF, the Loan Parties and the Lenders party hereto have caused this Agreement to be duly executed by its authorized officer as of the day and year first above written.

LOAN PARTIES:	LIBERTY OILFIELD SERVICES LLC, a Texas limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Vice President and General Counsel
LIBERTY ENERGY INC., a Delaware corporation By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Vice President and General Counsel
LIBERTY OILFIELD SERVICES NEW HOLDCO LLC, a Delaware limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Vice President and General Counsel
R/C IV NON-U.S. LOS CORP, a Delaware corporation By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Vice President and General Counsel
LOS CIBOLO RE INVESTMENTS, LLC, a Texas limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Vice President and General Counsel
LOS ODESSA RE INVESTMENTS, LLC, a Texas limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Vice President and General Counsel
ST9 GAS AND OIL LLC, a Texas limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Vice President and General Counsel

FREEDOM PROPPANT LLC, a Delaware limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Vice President and General Counsel
LOS KERMIT LLC, a Delaware limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Vice President and General Counsel
LOS LEASING COMPANY LLC, a Texas limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Vice President and General Counsel
PROPPANT EXPRESS SOLUTIONS, LLC, a Delaware limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Vice President and General Counsel

LENDERS:	MSD CREDIT OPPORTUNITY MASTER FUND, L.P., a Cayman Islands exempt limited partnership By: /s/ Marcello Liguori Name: Marcello Liguori Title: Managing Director
REDWOOD MASTER FUND, LTD. By: Redwood Capital Management, LLC, its investment manager By: /s/ Ruben Kliksberg Name: Ruben Kliksberg Title: Chief Executive Officer
REDWOOD OPPORTUNITY MASTER FUND, LTD. By: Redwood Capital Management, LLC, its investment manager By: /s/ Ruben Kliksberg Name: Ruben Kliksberg Title: Chief Executive Officer
CORBIN OPPORTUNITY FUND, L.P. By: Redwood Capital Management, LLC, its subadvisor By: /s/ Ruben Kliksberg Name: Ruben Kliksberg Title: Chief Executive Officer
INVESTCORP CREDIT MANAGEMENT BDC, INC. By: Christopher E Jansen Name: /s/ Christopher E Jansen Title: Co-CIO
CHAMBERS ENERGY CAPITAL IV, LP By: CEC Fund IV GP, LLC, its general partner By: /s/ Robert Hendricks Name: Robert Hendricks Title: Partner